UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2025

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2856 Colorado Avenue
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On March 28, 2025, Super League Enterprise, Inc. (the “Company”) released its financial results for the fiscal quarter and year ended December 31, 2024, together with a corporate update announcing an executive leadership transition (the “Press Release”). A copy of the Press Release is attached hereto as Exhibits 99.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Matthew Edelman

As announced in the Press Release, Matthew Edelman was appointed as Chief Executive Officer (“CEO”) of the Company, effective April 1, 2025, and will continue to serve in his role as President of the Company. Mr. Edelman replaces Ann Hand, who was appointed Executive Chair effective April 1, 2025.

In connection with his appointment as CEO of the Company, on April 1, 2025 (the “Edelman Effective Date”), Mr. Edelman and the Company entered into an addendum (the “Edelman Amendment’) to the Employment Agreement dated January 5, 2022 by and between the Company and Mr. Edelman. Pursuant to the Edelman Amendment, Mr. Edelman (i) will serve as Chief Executive Officer and President of the Company beginning on the Edelman Effective Date; (ii) will receive an annual salary of $385,000; and (iii) subject to approval by the Company’s stockholders of the 2025 Omnibus Equity Incentive Plan (the “Plan”) at the annual general meeting to be held in June 2025 (the “Plan Approval”), will receive a grant of an option to purchase one million (1,000,000) shares of common stock, par value $0.001, of the Company (“Common Stock”), with an exercise price of $0.245 and vesting at the rate of 1/48th per month, with such vesting to accelerate upon a change of control of a majority of the capital stock of the Company together with termination without cause. All other terms of the original employment agreement by and between the Company and Mr. Edelman remain unchanged.

Ann Hand

In connection with her appointment as Executive Chair of the Company, on April 1, 2025 (the “Hand Effective Date”), Ms. Hand and the Company entered into an addendum (the “Hand Amendment’) to the Employment Agreement dated January 5, 2022 by and between the Company and Ms. Hand. Pursuant to the Hand Amendment, Ms. Hand (i) will serve as Executive Chair for a term beginning on the Hand Effective Date and concluding on December 31, 2025 (the “Term”); (ii) subject to the Plan Approval, will receive a grant of an option to purchase seven hundred thousand (700,000) shares of Common Stock with an exercise price of $0.245, vesting in full on December 31, 2025, subject to acceleration upon a change of control of a majority of the capital stock of the Company; and (iii) retain an annual salary of $425,000, provided that if Ms. Hand is terminated without cause prior to December 31, 2025, all remaining salary payable for calendar year 2025 shall be accelerated and be paid in full on the effective termination date. All other terms of the original employment agreement by and between the Company and Mr. Edelman remain unchanged.

Clayton Haynes

On April 1, 2025, (the “Haynes Effective Date”), Clayton Haynes, Chief Financial Officer of the Company, and the Company entered into an addendum (the “Haynes Amendment’) to the Employment Agreement dated January 5, 2022 by and between the Company and Mr. Haynes. Pursuant to the Haynes Amendment, Mr. Haynes (i) will receive an annual salary of $325,000; and (ii) subject to Plan Approval, will receive a grant of an option to purchase three hundred fifty thousand (350,000) shares of common stock, exercisable at $0.245 per share, vesting at the rate of 1/48th per month, with all options to accelerate upon a change of control of a majority of the capital stock of the Company and termination without cause. All other terms of the original employment agreement by and between the Company and Mr. Haynes remain unchanged.

Clark Callendar

Effective March 31, 2025, Clark Callandar resigned as a Class I member of the Board of Directors of the Company. Mr. Callandar’s resignation was not due to any disagreements with respect to the Company’s operations, policies or practices.

Bant Breen

Effective April 1, 2025, the Company appointed Bant Breen as a Class I member of the Board of Directors of the Company, to serve until the next annual meeting of shareholders of the Company. Mr. Breen was deemed to be an “independent director,” as such term is defined in Rule 5605 of the listing rules of the Nasdaq Stock Market.

Bant Breen, age 54, is the Founder, Chairman and Chief Executive Officer of Qnary, a global technology and solutions leader in digital reputation growth solutions for professionals and brands, founded in 2011. Mr Breen is also the host of The UNCAGED Show, a webcast/podcast that celebrates thought leadership from today's top business leaders. Prior to founding and serving as Chairman and CEO of Qnary, Bant served from January 2006 to November 2011 in numerous executive roles at Interpublic Group (NYSE: IPG) (“IPG”), including Chief Executive Officer of IPG’s Reprise Media Worldwide, a global search and social media agency, as President of IPG’s Initial Worldwide, as President of IPG’s The Futures Marketing Group, as founder of Ansible, IPG's Mobile Marketing Agency, and as EVP, Global Director of Digital Communications, of IPG’s Univeral McCann. Before joining IPS, Mr. Breen was the Founder and President of BB Dentsu, a strategic marketing and communications consultancy affiliated with Dentsu Inc., and Mr. Breen led global digital advertising activities for Leo Burnett Worldwide. Mr. Breen served on the board of directors of Harte Hanks Inc (Nasdaq: HHS) during 2018 and 2019. Mr. Been received a B.A. from Duke University, North Carolina, an M.A. and B.A. from the University of Cambridge, Trinity College, Cambridge, England, and is an Adjunct Professor in Media and Marketing at Blanquerna-Ramon Llull Unversity, Barcelona, Spain.

There are no arrangements or understandings between Mr. Breen and any other person pursuant to which he was selected as a director, and Mr. Breen is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Breen’s appointment, the Company and Mr. Breen entered into the Company’s standard Indemnification Agreement (the “Breen Indemnification Agreement”) with Mr. Breen in connection with his appointment. The Indemnification Agreement requires the Company to indemnify Mr. Breen to the fullest extent permitted under Nevada law against liability that may arise by reason of his service to the Company and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. For more information on the Company’s standard Indemnification Agreement, see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 29, 2024.

The foregoing descriptions of the Edelman Amendment, the Hand Amendment, and the Haynes Amendment are not complete and are qualified in their entirety by reference to the full text thereof, which are attached as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K, and incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

See Item 2.02.

Disclaimer

The information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

10.1	Addendum No. 1 to the Executive Employment Agreement between the Company and Matthew Edelman, dated April 1, 2025
10.2	Addendum No. 1 to the Executive Employment Agreement between the Company and Ann Hand, dated April 1, 2025
10.3	Addendum No. 1 to the Executive Employment Agreement between the Company and Clayton Haynes, dated April 1, 2025
99.1	Press Release dated March 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: April 3, 2025	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer